Exhibit 1.1

Execution Version

FLOOR & DECOR HOLDINGS, INC.

(a Delaware corporation)

10,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

Dated: May 23, 2018

FLOOR & DECOR HOLDINGS, INC.

(a Delaware corporation)

10,000,000 Shares of Class A Common Stock

UNDERWRITING AGREEMENT

May 23, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), and the persons and entities listed in Schedule B hereto (the “Selling Stockholders”), confirm their respective agreements with the Underwriter named in Schedule A hereto (the “Underwriter”) with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriter of 10,000,000  shares of Class A common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedules A and B hereto. The aforesaid 10,000,000 shares of Common Stock to be purchased by the Underwriter are herein called, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriter proposes to make a public offering of the Securities.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-225145) covering the public offering and sale of certain securities including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, at the time it became effective, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement.” Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  The final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:45 P.M., New York City time, on May 23, 2018 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with the Underwriter, as follows:

(i)            Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has been declared effective under the 1933 Act by the Commission.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second sentence of the first paragraph, the second paragraph, the third paragraph and the fourth paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  Except to the extent superseded or modified, no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)          Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the  Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v)           Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and the Public Company Accounting Oversight Board.

(vii)         Financial Statements; Non-GAAP Financial Measures.  The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The financial information included in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial Data” present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)        No Material Adverse Change in Business.  Except as otherwise stated therein, since the date of the most recent financial statements in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries (other than those in the ordinary course of business) that are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, in each case except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect

(x)           Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, lien, encumbrance, or any other claim of any third party, except for any security interest, lien, encumbrance, or any other claim under the Credit Facilities (as defined in the Prospectus).  None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary that have not been duly and validly waived or satisfied.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(xi)          Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Stockholders, were issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been duly and validly waived or satisfied.

(xii)         Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)        Authorization and Description of Securities.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xiv)        Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that have been duly and validly waived or satisfied.

(xv)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (1) the provisions of the charter, bylaws or similar organizational document of the Company or any of its subsidiaries (except for such violations in the case of the Company’s subsidiaries that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect) or (2) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xvii)       Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xviii)      Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xix)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA.

(xx)         Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi)        Title to Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have good and marketable title to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)       Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, except where the failure to own, possess or otherwise be able to acquire such rights in a timely manner, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxiii)      Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (with respect to exposure to Hazardous Materials), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against the Company or any of its subsidiaries, in each case, under any Environmental Laws.

(xxiv)     Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxv)      Compliance with Sarbanes-Oxley Act. The Company is, and to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvi)     Payment of Taxes.  All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed, except returns for which extensions have been obtained, and except where the failure to so file would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  All taxes shown by such returns, or otherwise assessed by the Internal Revenue Service, which are due and payable, have been paid, except for (A) taxes, assessments, fines or penalties against which the Company has or will promptly contest in appropriate proceedings and as to which adequate reserves have been provided, or (B) taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2016 have been filed and no assessment greater than the amount shown on the tax return in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, assessments, fines or penalties, if any, (1) as are being contested in good faith and as to which adequate reserves have been established by the Company or (2) the non-payment of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation franchise tax liability (in the nature of an income tax) for any years for which a tax return has not been filed are adequate to meet any assessments or re-assessments for additional income tax for any such years, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xxvii)    Insurance.  The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied since the beginning of the period covered by the financial statements of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxviii)   Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxix)     Absence of Manipulation.  Neither the Company nor any subsidiary of the Company has taken, nor will the Company or any subsidiary take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxx)      Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxi)     Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxii)    OFAC.  None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions.

(xxxiii)   [Reserved.]

(xxxiv)   Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxv)    Maintenance of Rating.  The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).

(b)           Representations and Warranties by the Selling Stockholders.  Each Selling Stockholder severally represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and severally agrees with the Underwriter, as follows, provided, however, with respect to any representation, warranty or agreement relating to the Power of Attorney (as defined below), if a Selling Stockholder is not party to the Power of Attorney, such Selling Stockholder does not make such representations, warranties or agreements:

(i)            Accurate Disclosure.  Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Stockholder Information”); such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)           Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iii)          Authorization of Power of Attorney.  The Power of Attorney, in the form heretofore furnished to the Underwriter (the “Power of Attorney”), has been duly authorized, executed and delivered by such Selling Stockholder and is the valid and binding agreement of such Selling Stockholder.

(iv)          Noncontravention.  The execution and delivery of this Agreement and the Power of Attorney and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject (except for such conflicts, breaches or defaults, or taxes, liens, encumbrances that would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby), (B) result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or (C) result in any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, except, in each case, as would not reasonably be expected to materially impact such Selling Stockholders’ ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(v)           Valid Title.  Such Selling Stockholder has and immediately prior to the Closing Time will have, valid title to the Securities (or to a valid security entitlement in respect thereof) to be sold by such Selling Stockholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder or a valid security entitlement in respect of such Securities.

(vi)          Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, in the State of New York to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee in the State of New York), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter (the “Securities Accounts”) (assuming that neither DTC nor the Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation and warranty, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC, and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary and (VII) the agreements governing the Securities Accounts (the “Account Agreements”) provide that the Securities Accounts are in all respects governed by the internal laws of the State of New York.

(vii)         Absence of Manipulation.  Such Selling Stockholder has not taken, nor will such Selling Stockholder take, directly or indirectly, any action which is designed to or which constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(viii)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of any Governmental Entity is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA.

(ix)         No Registration or Other Similar Rights.  Such Selling Stockholder does not have any registration or other similar rights, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus that have been duly and validly waived or satisfied, to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(x)           No Free Writing Prospectuses.  Such Selling Stockholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)          No Association with FINRA.  Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii)         ERISA Compliance.  Such Selling Stockholder is not (A) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)   Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 2.         Sale and Delivery to Underwriter; Closing.

(a)           Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Stockholder, at the price per share set forth in Schedule B-1, that proportion of the number of Securities set forth in Schedule B opposite the name of such Selling Stockholder, as the case may be, which the number of Securities set forth in Schedule A opposite the name of the Underwriter, bears to the total number of Securities subject, in each case, to such adjustments as the Underwriter in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)           Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements, if any, for, the Securities shall be made at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriter, the Company and the Selling Stockholders, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by each Selling Stockholder or persons so authorized pursuant to each Selling Stockholder’s Power of Attorney, as the case may be, against delivery to the Underwriter for the account of the Underwriter of certificates or security entitlements, if any, for the Securities to be purchased by it.

SECTION 3.         Covenants of the Company.  The Company and each Selling Stockholder covenant with the Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Underwriter promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will use its reasonable efforts to prevent the issuance of any such stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)           Continued Compliance with Securities Laws.  The Company will comply in all material respects with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities (as amended or supplemented) is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object in a timely manner.  The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.  The Company has given the Underwriter notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or, upon the written request of the Underwriter, will deliver to the Underwriter, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for the Underwriter.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           [Reserved.]

(h)           Listing.  The Company will use its best efforts to maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(i)            Restriction on Sale of Securities.  During a period of 30-days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued or, for the avoidance of doubt, purchased in the open market, pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) any post-effective amendment to the Registration Statement filed solely to add exhibits to the Registration Statement and which post-effective amendment becomes effective immediately upon filing with the Commission in accordance with Rule 462(d) under the 1933 Act.

(j)            Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)           Issuer Free Writing Prospectuses.  Each of the Company and each Selling Stockholder agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter.  Each of the Company and each Selling Stockholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply in all material respects with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements or evidence of book-entry notation, if any, for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review by FINRA of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; provided that the fees and expenses to be reimbursed by the Company pursuant to clauses (v) and (viii) hereof shall not exceed $35,000 in the aggregate.

(b)           Expenses of the Selling Stockholders. Each Selling Stockholder will pay any transfer taxes on the sale by such Selling Stockholder of the Securities to the Underwriter.

(c)           Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 6 or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Underwriter for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

(d)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5.         Certain Agreements of the Underwriter. The Underwriter represents that it has not, and agrees that, unless it obtains the prior written consent of the Company, it will not, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed with the Commission or retained by the Company or the Underwriter, as applicable, under Rule 433; provided that the Company will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Company.  The Underwriter represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Company as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply in all material respects with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.

SECTION 6.         Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Stockholder in all material respects of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes shall have been instituted or pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information.  A prospectus shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)           Opinions of Counsel for Company and the Selling Stockholders.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Proskauer Rose LLP, counsel for the Company and the Selling Stockholders, in form and substance attached hereto as Exhibit A.  In rendering such opinions, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on customary certificates of responsible officers of the Company and public officials.

(c)           Opinion of Counsel for Underwriter.  At the Closing Time, the Underwriter shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(d)           Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or any development that could reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)         Certificate of Selling Stockholders.  At the Closing Time, the Underwriter shall have received a certificate of each Selling Stockholder or an Attorney-in-Fact on behalf of each Selling Stockholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(f)            Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)           Bring-down Comfort Letter.  At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)         Chief Financial Officer’s Certificate.  At each of the time of the execution of this Agreement and the Closing Time, the Underwriter shall have received a certificate signed by the chief financial officer of the Company, dated such date or the Closing Time, certifying certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)          Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange.

(j)          Lock-up Agreements.  At the Closing Time, the Underwriter shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(k)           Tax Form. If requested by the Underwriter, each Selling Stockholder will deliver to the Underwriter prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriter’s documentation of its compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(l)            Additional Documents.  At the Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(m)          Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 7.         Indemnification.

(a)           Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any “roadshow” (as defined in Rule 433 under the 1933 Act) or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in the Registration Statement, (or any amendment thereto), any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; or

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, (or any amendment thereto) including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Underwriter by Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with such Selling Stockholder Information; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the total net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses), received by such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)                                  Indemnification of the Company, Directors and Officers and Selling Stockholders.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to losses, liabilities, claims, damages or expenses that arise out of or are based upon any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)                                 Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 7(a) and 7(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(e)                                  Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)                                   Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 8.                            Contribution.  If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Securities underwritten by it and distributed to the public.

Notwithstanding the provisions of this Section 8, no Selling Stockholder shall be required to contribute (i) any amount in excess of the total net proceeds (after deducting underwriting commissions and discounts, but before deducting expenses), to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder or (ii) with respect to any losses, liabilities, claims, damages or expenses for which such Selling Stockholder would not have been liable under Section 7(b) if such Section 7(b) were applied in accordance with its terms. The Selling Stockholders’ obligations in this Section 8 to contribute are several in proportion to their respective total net proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received, from the sale of the Securities sold by the Selling Stockholders hereunder and not joint.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 9.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

SECTION 10.                     Termination of Agreement.

(a)                                 Termination.  The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change, or any development that could reasonably be expected to involve a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, management, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 11.                     Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; notices to the Company and Selling Stockholders shall be directed to them at 2233 Lake Park Drive, Suite 400, Smyrna, GA 30080, attention of David Christopherson, with a copy to Proskauer Rose LLP, 2049 Century Park East, 32nd Floor, Los Angeles, CA 90067-3206, attention of Monica Shilling.

SECTION 12.                     No Advisory or Fiduciary Relationship. Each of the Company and each Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholder, or any of their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder on other matters) and the Underwriter does not have any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and each Selling Stockholder, and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and each of the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.                     Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                     Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.                     GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 17.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20.                     Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholders in accordance with its terms.

Very truly yours,

FLOOR & DECOR HOLDINGS, INC.

By	/s/ TREVOR S. LANG
Name: Trevor S. Lang
Title: Executive Vice President and Chief Financial Officer

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

By: ACOF Operating Manager III, LLC, its manager

By	/s/ RACHEL LEE
Name: Rachel Lee
Title: Authorized Signatory

FS EQUITY PARTNERS VI, L.P.

By: FS Capital Partners VI, LLC, its General Partner

By	/s/ BRAD BRUTOCAO
Name: Brad Brutocao
Title: Vice President

FS AFFILIATES VI, L.P.

By: FS Capital Partners VI, LLC, its General Partner

By	/s/ BRAD BRUTOCAO
Name: Brad Brutocao
Title: Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written:

By: J.P. MORGAN SECURITIES LLC

By	/s/ BRITTANY COLLIER
Authorized Signatory

SCHEDULE A

Name of Underwriter	Number of Securities

J.P. Morgan Securities LLC	10,000,000

Sch A

SCHEDULE B

Number of Securities to be Sold
Ares Corporate Opportunities Fund III, L.P.	6,734,007
FS Equity Partners VI, L.P.	3,132,910
FS Affiliates VI, L.P.	133,083
Total	10,000,000

Sch B

SCHEDULE B-1

Pricing Terms

1.                                      The Selling Stockholders are selling 10,000,000 shares of Common Stock.

2.                                      The purchase price per share for the Securities to be paid by the Underwriter shall be $44.77.  The public offering price per share for the Securities is, as to each investor, the price paid by such investor.

Sch B-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Thomas V. Taylor

Trevor S. Lang

Lisa G. Laube

Brian K. Robbins

David V. Christopherson

Norman H. Axelrod

George Vincent West

Brad J. Brutocao

Michael Fung

David B. Kaplan

Rachel H. Lee

John M. Roth

Peter M. Starrett

Richard L. Sullivan

Felicia D. Thornton

Ares Corporate Opportunities Fund III, L.P.

Alison K. Axelrod 2012 Family Trust

AS SKIP LLC

FS Equity Partners VI, L.P.

FS Affiliates VI, L.P.

Starrett Family Trust

American West Investment Corporation

West Family Partners, LLLP

Taylor Grantor Retained Annuity Trust

Sch C-1

Exhibit B

[ • ], 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Re:                             Proposed Secondary Public Offering of Common Stock by Floor & Decor Holdings, Inc.

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), understands that J.P. Morgan Securities LLC (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Selling Stockholders providing for the public offering of shares (the “Securities”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 30-days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or publicly file or cause to be publicly filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. Notwithstanding anything herein to the contrary, nothing herein shall be deemed to prohibit the Company from taking any action that the Company is permitted to take under Section 3(i) of the Underwriting Agreement, and it shall not be deemed a breach of this lock-up agreement for any officer or director to approve and carry out any such action, in his or her capacity as an officer or director of the Company.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriter, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  upon death by will or intestacy to a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               any bona fide gifts to any charitable organization; or

(iv)                              to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(v)                                 as a distribution to limited partners or stockholders of the undersigned; or

(vi)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales during the lockup period.

Notwithstanding anything to the contrary herein, the undersigned shall be permitted to (A) participate in, and establish a contract, instruction or plan meeting the requirements of Rule 10b5-1(c)(1) under the Exchange Act (a “10b5-1 Plan”), at any time during the 30-day lock-up period; provided that, prior to the expiration of the 30-day lock-up period, (x) with respect to any 10b5-1 Plan entered into after the date hereof, the undersigned shall not sell any of the undersigned’s Lock-Up Securities under such 10b5-1 Plan and (y) the undersigned shall not make any public announcement with respect to such 10b5-1 Plan entered into after the date hereof, or (B) sell shares of Common Stock pursuant to a 10b5-1 Plan, as existing as of the date hereof, if then permitted by the Company and applicable law; provided that, any filing made under the Exchange Act in connection therewith shall state that such sales were effected pursuant to a Rule 10b5-1 trading plan adopted by the undersigned.

[If any record or beneficial owner of any securities of the Company is granted an early release from the restrictions described herein during the lock-up period with respect to any securities of the Company, then each Major Holder (as defined below) shall also be granted an early release from its obligations hereunder on a pro rata basis with all other record or beneficial holders of similarly restricted securities of the Company based on the maximum percentage of shares held by any such record or beneficial holder being released from such holder’s lock-up agreement; provided, however, that in the case of an early release from the restrictions described herein during the lock-up period in connection with an underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Company’s Common Stock (an “Underwritten Sale”), such early release shall only apply with respect to such Major Holder’s participation in such Underwritten Sale. For purposes of this lock-up agreement, each of the following persons is a “Major Holder”: Ares Corporate Opportunities Fund III, L.P. and FS Equity Partners VI, L.P. and FS Affiliates VI, L.P. (collectively ‘‘Freeman Spogli’’).](1)

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall lapse and become null and void if the Underwriting Agreement shall have been terminated prior to the Closing Time.  This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(1)  To be included in Lock-ups of Major Holders only.

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[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

Very truly yours,

Signature:

Print Name:

[Signature Page to Lock-up Agreement]